UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
SECURITIES EXCHANGE ACT OF 1934

☒	Filed by the Registrant ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement Only

☐	Confidential, for Use of the Commission (as permitted by Rule 14c)

STAR GOLD CORP.
(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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☐	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party: ____________________________
(4)	Date Filed: ____________________________

STAR GOLD CORP.
1875 N. Lakewood Dr., Suite 200
Coeur d’Alene, ID 83814
208-664-5066

Copies of correspondence to:
Robert J. Burnett
Witherspoon Brajcich McPhee PLLC
601 W. Main Avenue, Suite 714
Spokane, WA 99201
(509) 455-9077

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing: March 07, 2022

TO THE STOCKHOLDERS OF STAR GOLD CORP.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Star Gold Corp. (the “Company,” “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On January 17, 2022 a majority of the stockholders holding 66,740,150 shares of $0.001 par value Common Stock, or approximately 69% of our voting power, consented in writing to amend the Company’s Articles of Incorporation (the “Articles of Amendment”). This consent was sufficient to approve the Articles of Amendment under Nevada law and our Articles of Incorporation. The attached Information Statement describes the Articles of Amendment that the Common stockholders of the Company have approved, which will increase the Company’s authorized shares of capital to 1,010,000,000 shares from 310,000,000 shares, of which 1,000,000,000 will be Common Stock, and 10,000,000 will be Preferred Stock, with rights and preferences set by the Board of Directors. The Articles of Amendment will become effective upon filing with the Nevada Secretary of State, which can occur no earlier than twenty (20) calendar days after the filing and dissemination of the Definitive Information Statement.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Articles of Amendment, this Information Statement contains important information about the Articles of Amendment.

By Order of the Board of Directors

/s/ Kelly J. Stopher
Kelly J. Stopher, CFO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

STAR GOLD CORP.
1875 N. Lakewood Dr., Suite 200
Coeur d’Alene, ID 83814
208-664-5066

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Star Gold Corp., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of a majority of the Company’s stockholders, who own Common Stock with approximately 69% of the Company’s power as of the record date of December 16, 2021 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with Article 78 of the Nevada Revised Statutes (NRS), the Company’s Articles of Incorporation and its Bylaws. This Information Statement is being mailed to the stockholders of record as of February 18, 2022.

On December 16, 2021, the Board of Directors approved, and recommended to the stockholders for approval, an amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) that will increase the Company’s authorized shares of capital stock to 1,010,000,000 shares from 310,000,000 shares, of which 1,000,000,000 will be Common Stock and 10,000,000 will be Preferred Stock, with right and preference set by the Board of Directors. The full text of the Articles of Amendment is attached to this Information Statement as Appendix A.

On January 17, 2022 a majority of the stockholders holding 66,740,150 shares of Common Stock, or approximately 69% of our voting power, consented in writing to the Articles of Amendment. This consent was sufficient to approve the Articles of Amendment under Nevada law.

NO VOTE REQUIRED

We are not soliciting consents to approve the Articles of Amendment. Nevada law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Nevada corporate law, stockholders have no appraisal or dissenters’ rights in connection with the Articles of Amendment.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the Articles of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests should be directed to our Principal Executive Officer, David Segelov, c/o Star Gold Corp., 1875 N. Lakewood Drive, Suite 200, Coeur d’Alene, ID 83814; Phone: 208-664-5066. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

General

Our Articles of Incorporation currently authorizes 310,000,000 shares of capital stock, 300,000,000 shares of which are Common Stock and 10,000,000 shares of which are Preferred Stock.

On December 16, 2021 the Board of Directors, and on January 17, 2022 the consenting stockholders, approved the filing of an amendment to our Articles of Incorporation to increase the authorized shares of capital stock to 1,010,000,000 shares from 310,000,000 shares (the “Amendment”), of which 1,000,000,000 will be Common Stock and 10,000,000 will be Preferred Stock with rights and preferences set by the Board of Directors.

Reasons for the Increase in Authorized Shares of Common Stock

Our Articles of Incorporation presently authorize 300,000,000 shares of Common Stock. As of October 31, 2021, there were 97,290,810 shares of Common Stock outstanding. In order to provide funding for the Company’s operations, development and growth, it will be necessary to issue additional shares of Common Stock, or shares of Preferred Stock that may be convertible into Common Stock. The increase in the Company’s authorized Common shares to 1,000,000,000 shares from 300,000,000 shares is intended to provide adequate authorized shares to cover the Company’s potential financing and/or acquisition needs for at least the next 12 months.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about March 27, 2022.

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership of the Common Stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of Common Stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of January 31, 2022. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 97,290,810 shares of Common Stock outstanding as January 31, 2022 plus, for each individual, any securities that individual has the right to acquire within 60 days of January 31, 2022.

The following table sets forth certain information concerning the number of shares of the Company’s Common Stock owned beneficially as of January 31, 2022 by: (i) each person (including any group) known to it to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers; and (iv) officers and directors as a group. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock
DIRECTORS AND EXECUTIVE OFFICERS
Common stock	Lindsay Gorrill Coeur d’Alene, ID (Chairman)	21,006,222	(1) (2)	21.2	% (2)
Common stock	David Segelov Bergenfeld, NJ (President and Director)	2,561,149		2.6	% (3)
Common stock	Kelly Stopher Spokane, WA (Chief Financial Officer)	1,885,081		1.9	% (4)
Common stock	Ronald D. Nilson Post Falls, ID (Director)	1,972,222		2.0	% (5)
Common stock	Paul Coombs St. John’s, Newfoundland, Canada (Director)	3,841,216		3.9	% (6)
Common stock	Thomas Power Hayden, ID (Director)	6,775,000		7.0	% (7)
Common stock	All Directors and Officers as a Group	38,040,890		37.9	% (8)

(1)	Includes 19,316,222 Common shares held directly by Chairman of the Board of Directors (Direct ownership) of which 3,441,779 Common shares are held by the spouse of the Chairman of the Board of Directors

(2)	Gorrill: Shares Beneficially owned divided by (Current Common shares outstanding + Options owned + Convertible notes owned) = 22,806,222 divided by (97,290,810 + 850,000+840,000 ) = 21.2%

(3)	Segelov: Shares Beneficially owned divided by (Current Common shares outstanding + Options owned +Convertible notes owned) = 3,461,149 divided by (97,290,810+ 850,000 + 840,000 ) = 2.6%

(4)	Stopher: Shares Beneficially owned divided by (Current Common shares outstanding + Options owned + Convertible notes owned) = 2,645,081 divided by (97,290,810+ 700,000+480,000 ) = 1.9%

(5)	Nilson: Shares Beneficially owned divided by (Current Common shares outstanding + Options owned) = 2,347,222 divided by (97,290,810+ 350,000 ) = 2.0%

(6)	Coombs: Shares Beneficially owned divided by (Current Common shares outstanding + Options owned + Convertible notes owned) = 4,316,216 divided by (97,290,810 + 650,000 + 840,000 ) = 3.9%

(7)	Power: Shares Beneficially owned divided by (Current Common shares outstanding + Options owned) = 7,150,000 divided by (97,290,810 + 650,000 ) = 7.0%

(8)	All officers and directors: Shares Beneficially owned divided by (Current Common shares outstanding + Options owned + Convertible notes) = 42,725,890 divided by (97,290,810 + 4,050,000 + 3,000,000 ) = 37.9%

5% STOCKHOLDERS		Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Common stock	Lindsay Gorrill, Coeur d’Alene, ID	21,006,222	21.2%

Common stock	Thomas Power, Hayden, ID	6,775,000	7.0%

Notes: Based on 97,290,810 shares of the Company’s Common Stock issued and outstanding as of January 31, 2022 under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on January 31, 2022.

Securities Authorized for Issuance under Equity Compensation Plans

The Company established the 2011 Stock Option/Restricted Stock Plan (the “2011 Plan”). The 2011 Plan is administered by the Board of Directors and provides for the grant of stock options to eligible individual including directors, executive officers and advisors that have furnished bona fide services to the Company not related to the sale of securities in a capital-raising transaction.

On April 30, 2021, the Board of Directors authorized the grant of 2,700,000 options to purchase shares of Common Stock of the Company to various directors and officers. The options have an exercise price of $0.06 based on the closing price of the Company’s Common Stock on the date of grant and vest immediately. The expiration date of the options is April 30, 2026.

The Company estimated the fair value of the April 30, 2021 option grants using the Black-Scholes model with the following information and range of assumptions:

Options granted	2,700,000
Fair value of option grant	$161,015
Exercise price	$0.06
Expected volatility	244.74%
Expected term	5 years
Risk free rate	0.86%

The total value of stock option awards is expensed ratably over the vesting period of the employees receiving the awards. As of October 31, respectively, there was no unrecognized compensation cost related to stock-based options and awards.

The following table summarizes additional information about the options under the Company’s 2011 Plan as of January 31, 2022:

	Options outstanding and exercisable
Date of Grant	Shares	Price	Remaining Term (years)
April 30, 2018	1,400,000	$0.065	1.24
April 30, 2021	2,700,000	0.06	4.25
Total options	4,100,000	$0.06	3.227

(b) Changes in Control

We know of no arrangements which may at a subsequent date result in a change in control of the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

*	Annual Report on Form 10-K for the fiscal year ended April 30, 2021; and

*	Quarterly Reports on Form 10-Q for the periods ended October 31, 2021 and January 31, 2022.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Kelly J. Stopher
Kelly J. Stopher, CFO
Coeur d’Alene, ID

March 05, 2022

APPENDIX A

ARTICLE FOUR (CAPITAL STOCK)

The aggregate number of shares that the Corporation will have authority to issue is One Billion Ten million (1,010,000,000) of which One Billion (1,000,000,000) shares will be Common Stock, with a par value of $.001 per share, and Ten Million (10,000,000) shares will be Preferred Stock, with a par value of $.001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

a.	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

b.	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

c.	The amount payable upon shares in the event of voluntary or involuntary liquidation;

d.	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

e.	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

f.	Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

g.	Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.